Exhibit 99.1 May 22, 2013 Clearwire’s Board of Directors Recommends Stockholders Vote ‘FOR’ Increased Offer from Sprint  Follows Review and Recommendation of Special Committee of the Board  Offers Fair, Attractive and Certain Value  Special Meeting of Stockholders to Reconvene May 31, 2013 BELLEVUE, Wash., May 22, 2013 – Clearwire Corporation (NASDAQ: CLWR) (“Clearwire” or the “Company”) today announced that its Special Committee of the Board of Directors and its Board of Directors have each approved the revised offer from Sprint (NYSE:S) to acquire the approximately 50 percent stake in the Company it does not currently own for $3.40 per share. The Special Committee of the Board of Directors determined that the revised offer, when compared with other potential transactions reasonably available to the Company at this time, is the most favorable potential transaction to the Company’s unaffiliated stockholders and that the terms of the revised offer are advisable, fair to and in the best interest of such stockholders. The Clearwire Board recommends that stockholders vote their shares FOR all of the proposals relating to the transaction with Sprint by returning the WHITE proxy card with a "FOR" vote for all proposals. The Special Meeting of Stockholders will reconvene on Friday, May 31, 2013, at 10:30 a.m. Pacific time at the Highland Community Center, 14224 Bel-Red Road, Bellevue, Wash 98007. The record date for stockholders entitled to vote at the Special Meeting remains April 2, 2013. Evercore Partners is acting as financial advisor and Kirkland & Ellis LLP is acting as counsel to Clearwire. Centerview Partners is acting as financial advisor and Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. are acting as counsel to Clearwire’s Special Committee. Blackstone Advisory Partners L.P. has advised the Company on restructuring matters. Cautionary Statement Regarding Forward-Looking Statements This document includes "forward-looking statements" within the meaning of the securities laws. The words "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan," "providing guidance" and similar expressions are intended to identify information that is not historical in nature. This document contains forward-looking statements relating to the proposed merger and related transactions (the "transaction") between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10- K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the "SEC") and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additional Information and Where to Find It In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com. Participants in the Solicitation Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statement regarding the transaction, which was filed by Clearwire with the SEC. Media Contacts: Susan Johnston, (425) 505-6178 susan.johnston@clearwire.com JLM Partners for Clearwire Mike DiGioia or Jeremy Pemble, (206) 381-3600 mike@jlmpartners.com or jeremy@jlmpartners.com Investor Contacts: Alice Ryder, (425) 505-6494 alice.ryder@clearwire.com MacKenzie Partners for Clearwire Dan Burch or Laurie Connell, (212) 929-5500 dburch@mackenziepartners.com or lconnell@mackenziepartners.com